                                ARTICLES OF AMENDMENT
                                        TO THE
                              ARTICLES OF INCORPORATION
                                          OF
                            FLASHNET COMMUNICATIONS, INC.


       Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following articles of amendment to its articles of incorporation.

                                     ARTICLE ONE

       The name of the corporation is FlashNet Communications, Inc.

                                     ARTICLE TWO

       The following amendments to the articles of incorporation were adopted by the shareholders of the corporation on March 10, 1999, to: (a) cause the corporation's Restated Articles of Incorporation, filed in the office of the Secretary of State of Texas on February 23, 1999, to become immediately effective; and (b) add to the Restated Articles of Incorporation a statement of the designations, preferences, limitations, and relative rights of the corporation's Series A Convertible Preferred Stock.

       The amendments delete all of ARTICLE VI of the Restated Articles of Incorporation. The deleted ARTICLE VI reads as follows:

                                      ARTICLE VI

              PURSUANT TO THE PROVISIONS OF ARTICLE 10.03 OF THE TEXAS BUSINESS CORPORATION ACT, THE EFFECTIVENESS OF THESE RESTATED ARTICLES IS CONDITIONED UPON AND DELAYED UNTIL THE MOMENT IMMEDIATELY PRECEDING THE CLOSING OF A QUALIFIED IPO, AS SUCH TERM IS DEFINED IN THE CERTIFICATE OF DESIGNATIONS OF THE COMPANY'S SERIES A CONVERTIBLE PREFERRED STOCK (THE "SERIES A STOCK"). AT SUCH TIME, ALL ISSUED AND OUTSTANDING SHARES OF THE SERIES A STOCK WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF THE COMPANY'S COMMON STOCK IN ACCORDANCE WITH SECTION 10(a) OF SUCH CERTIFICATE OF DESIGNATIONS AND THE SERIES A STOCK AND ALL REFERENCES TO SUCH SERIES CONTAINED IN THE COMPANY'S ARTICLES OF INCORPORATION SHALL BE ELIMINATED. THE DATE OF THE 90TH DAY AFTER THE DATE OF THE FILING OF THESE RESTATED ARTICLES IS MAY 24, 1999.

       The amendments make an addition to ARTICLE FOUR contained within ARTICLE V of the Restated Articles of Incorporation and the full text of the addition is as follows:


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                            Page 1

                         SERIES A CONVERTIBLE PREFERRED STOCK

       (6) THE FOLLOWING IS A STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS, INCLUDING VOTING RIGHTS, OF THE OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK OF THE CORPORATION.

       SECTION 1. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF SERIES A CONVERTIBLE PREFERRED STOCK. THE BOARD OF DIRECTORS OF THE CORPORATION HAS AUTHORIZED AND ESTABLISHED A SERIES OF PREFERRED STOCK DESIGNATED AS "SERIES A CONVERTIBLE PREFERRED STOCK" (HEREINAFTER REFERRED TO AS "SERIES A PREFERRED"), AND THE NUMBER OF SHARES CONSTITUTING SUCH SERIES IS 1,375,000. SUCH NUMBER OF SHARES MAY BE INCREASED OR DECREASED, BUT NOT TO A NUMBER LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED THEN ISSUED AND OUTSTANDING, BY RESOLUTION ADOPTED BY THE FULL BOARD OF DIRECTORS. THE "STATED VALUE" PER SHARE OF THE SERIES A PREFERRED IS EQUAL TO $6.07.

       SECTION 2. DEFINITIONS. IN ADDITION TO THE DEFINITIONS SET FORTH ELSEWHERE HEREIN, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS INDICATED:

       "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN FORT WORTH, TEXAS ARE AUTHORIZED OR OBLIGATED BY LAW OR EXECUTIVE ORDER TO CLOSE.

       "COMMON STOCK" SHALL MEAN THE COMMON STOCK, NO PAR VALUE PER SHARE, OF THE CORPORATION.

       "CONVERSION PRICE" SHALL MEAN THE CONVERSION PRICE PER SHARE OF COMMON STOCK INTO WHICH THE SERIES A PREFERRED IS CONVERTIBLE, AS SUCH CONVERSION PRICE MAY BE ADJUSTED PURSUANT TO SECTION 10 HEREOF. THE INITIAL CONVERSION PRICE IS THE STATED VALUE.


       "JUNIOR SECURITIES" MEANS THE COMMON STOCK OR ANY OTHER SERIES OF STOCK ISSUED BY THE CORPORATION RANKING JUNIOR AS TO THE SERIES A PREFERRED UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION.

       "ORIGINAL ISSUE DATE" SHALL MEAN THE DATE ON WHICH SHARES OF THE SERIES A PREFERRED ARE FIRST ISSUED.

       "PARITY SECURITY" MEANS ANY CLASS OR SERIES OF STOCK ISSUED BY THE CORPORATION RANKING ON A PARITY WITH THE SERIES A PREFERRED UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION.

       "PERSON" MEANS ANY INDIVIDUAL, CORPORATION, ASSOCIATION, PARTNERSHIP, JOINT VENTURE, LIMITED LIABILITY COMPANY, TRUST, ESTATE, OR OTHER ENTITY OR ORGANIZATION, OTHER THAN THE CORPORATION, ANY SUBSIDIARY OF THE CORPORATION, ANY EMPLOYEE BENEFIT PLAN OF THE CORPORATION OR ANY SUBSIDIARY OF THE CORPORATION, OR ANY ENTITY HOLDING SHARES OF COMMON STOCK FOR OR PURSUANT TO THE TERMS OF ANY SUCH PLAN.


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 2

       "QUALIFIED IPO" MEANS A REGISTERED UNDERWRITTEN PUBLIC OFFERING OF THE COMMON STOCK: (i) RESULTING IN GROSS PROCEEDS (BEFORE DEDUCTION OF UNDERWRITERS' COMMISSIONS, DISCOUNTS OR EXPENSES) TO THE CORPORATION OF AT LEAST $15,000,000, AND (ii) RESULTING IN A PRE-OFFERING VALUATION OF THE CORPORATION'S OUTSTANDING EQUITY BY THE UNDERWRITERS OF AT LEAST $50,000,000.

       "QUALIFIED SALE" MEANS ANY MERGER, REORGANIZATION, CHANGE OF CONTROL, OR OTHER TRANSACTION: (i) RESULTING IN PROCEEDS (BEFORE DIRECTLY ATTRIBUTABLE FEES AND EXPENSES) TO THE CORPORATION OR ITS SHAREHOLDERS OF CASH AND/OR MARKETABLE SECURITIES HAVING AN AGGREGATE VALUE OF AT LEAST $38,000,000, AND (ii) IN WHICH EACH SHARE OF SERIES A PREFERRED IS VALUED FOR AT LEAST $12.14 PER SHARE (IF PRIOR TO NOVEMBER 7, 1999) OR AT LEAST $18.21 PER SHARE (IF SUBSEQUENT TO NOVEMBER 6, 1999).

       "SENIOR SECURITIES" MEANS ANY CLASS OR SERIES OF STOCK ISSUED BY THE CORPORATION RANKING SENIOR TO THE SERIES A PREFERRED UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION.

       SECTION 3. DIVIDENDS AND DISTRIBUTIONS. FOR SO LONG AS ANY SHARE OF THE SERIES A PREFERRED SHALL REMAIN ISSUED AND OUTSTANDING, NO DIVIDEND OR OTHER DISTRIBUTION SHALL BE DECLARED OR PAID, OR SET APART FOR PAYMENT ON OR IN RESPECT OF ANY CAPITAL STOCK OF THE CORPORATION.

       SECTION 4.  CERTAIN COVENANTS AND RESTRICTIONS.

              (a)    SO LONG AS ANY SHARES OF SERIES A PREFERRED ARE
                     OUTSTANDING:

                     (i) THE CORPORATION SHALL AT ALL TIMES RESERVE AND KEEP AVAILABLE FOR ISSUANCE UPON THE CONVERSION OF THE SHARES OF SERIES A PREFERRED AS PROVIDED IN SECTION 10 SUCH NUMBER OF ITS AUTHORIZED BUT UNISSUED SHARES OF COMMON STOCK AS WILL BE SUFFICIENT TO PERMIT THE CONVERSION OF ALL OUTSTANDING SHARES OF SERIES A PREFERRED, AND ALL OTHER SECURITIES AND INSTRUMENTS CONVERTIBLE INTO SHARES OF COMMON STOCK, AND SHALL TAKE ALL REASONABLE ACTION WITHIN ITS POWER REQUIRED TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK NECESSARY TO PERMIT THE CONVERSION OF ALL SUCH SHARES OF SERIES A PREFERRED AND ALL OTHER SECURITIES AND INSTRUMENTS CONVERTIBLE INTO SHARES OF COMMON STOCK.

                     (ii) THE CORPORATION REPRESENTS, WARRANTS AND AGREES THAT ALL SHARES OF COMMON STOCK THAT MAY BE ISSUED UPON EXERCISE OF THE CONVERSION RIGHTS OF SHARES OF SERIES A PREFERRED WILL, UPON ISSUANCE, BE FULLY-PAID AND NONASSESSABLE.

                     (iii) THE CORPORATION WILL ENDEAVOR TO MAKE THE SHARES OF STOCK THAT MAY BE ISSUED UPON EXERCISE OF THE CONVERSION RIGHTS OF SHARES OF SERIES A PREFERRED ELIGIBLE FOR TRADING UPON ANY NATIONAL SECURITIES EXCHANGE, OR ANY AUTOMATED QUOTATION SYSTEM OF A REGISTERED SECURITIES ASSOCIATION, UPON OR THROUGH WHICH THE COMMON STOCK SHALL THEN BE TRADED PRIOR TO SUCH DELIVERY.

                     (iv) PRIOR TO THE DELIVERY OF ANY SECURITIES WHICH THE CORPORATION SHALL BE OBLIGATED TO DELIVER UPON REDEMPTION OR CONVERSION OF THE SERIES A PREFERRED, THE


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 3

              CORPORATION WILL ENDEAVOR TO COMPLY WITH ALL FEDERAL AND STATE SECURITIES LAWS AND REGULATIONS THEREUNDER REQUIRING THE REGISTRATION OF SUCH SECURITIES WITH, OR ANY APPROVAL OF OR CONSENT TO THE DELIVERY OF SUCH SECURITIES BY, ANY GOVERNMENTAL AUTHORITY.

                     (v) THE CORPORATION SHALL PAY ALL TAXES AND OTHER GOVERNMENTAL CHARGES (OTHER THAN ANY INCOME OR FRANCHISE TAXES) THAT MAY BE IMPOSED WITH RESPECT TO THE ISSUE OR DELIVERY OF SHARES OF COMMON STOCK UPON CONVERSION OF SERIES A PREFERRED AS PROVIDED HEREIN. THE CORPORATION SHALL NOT BE REQUIRED, HOWEVER, TO PAY ANY TAX OR OTHER CHARGE IMPOSED IN CONNECTION WITH ANY TRANSFER INVOLVED IN THE ISSUE OF ANY CERTIFICATE FOR SHARES OF COMMON STOCK IN ANY NAME OTHER THAN THAT OF THE REGISTERED HOLDER OF THE SHARES OF THE SERIES A PREFERRED SURRENDERED IN CONNECTION WITH THE CONVERSION THEREOF, AND IN SUCH CASE THE CORPORATION SHALL NOT BE REQUIRED TO ISSUE OR DELIVER ANY STOCK CERTIFICATE UNTIL SUCH TAX OR OTHER CHARGE HAS BEEN PAID, OR IT HAS BEEN ESTABLISHED TO THE CORPORATION'S SATISFACTION THAT NO TAX OR OTHER CHARGE IS DUE.

              (b) PRIOR TO THE CONSUMMATION OF A QUALIFIED IPO OR QUALIFIED SALE, IN THE EVENT THE CORPORATION PROPOSES TO OFFER ANY OF ITS EQUITY SECURITIES (INCLUDING, WITHOUT LIMITATION, SHARES OF THE CORPORATION'S CAPITAL STOCK OR ANY RIGHTS TO ACQUIRE SUCH SHARES), EXCLUDING (i) INTERESTS ISSUED PURSUANT TO THE CORPORATION'S OPTION PLANS IN WHICH EMPLOYEES, INDEPENDENT DIRECTORS OR CONSULTANTS PARTICIPATE AS OF THE ORIGINAL ISSUE DATE, (ii) SECURITIES ISSUABLE PURSUANT TO A TRANSACTION GOVERNED BY RULE 145 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND (iii) SECURITIES ISSUABLE AS DIVIDENDS OR UPON THE EXERCISE OR CONVERSION OF OTHER SECURITIES, THEN THE HOLDERS OF SHARES OF SERIES A PREFERRED SHALL HAVE THE PREEMPTIVE RIGHT TO ACQUIRE SUCH SECURITIES FROM THE CORPORATION. IN THE EVENT THAT THE CORPORATION PROPOSES TO MAKE ANY OFFER THAT IS SUBJECT TO THIS SECTION 4(b), THEN AND IN EACH SUCH CASE THE CORPORATION SHALL AT LEAST THIRTY DAYS PRIOR TO ANY SUCH EVENT (THE "WINDOW"), AND WITHIN FIVE BUSINESS DAYS AFTER IT HAS KNOWLEDGE OF ANY SUCH PENDING TRANSACTION, PROVIDE TO THE SERIES A PREFERRED HOLDERS WRITTEN NOTICE OF THE CORPORATION'S INTENTION TO MAKE SUCH AN OFFER OF SECURITIES. SUCH NOTICE SHALL INCLUDE THE NUMBER AND TYPE OF SECURITIES TO BE OFFERED, THE PRICE, THE INTENDED OFFER DATE, AND ANY OTHER INFORMATION REASONABLY REQUESTED BY THE SERIES A PREFERRED HOLDERS. EACH SERIES A PREFERRED HOLDER MAY EXERCISE THIS PREEMPTIVE RIGHT, BY PROVIDING WRITTEN NOTICE TO THE CORPORATION WITHIN FIFTEEN DAYS (THE "RESPONSE PERIOD") AFTER RECEIPT OF THE FOREGOING NOTICE FROM THE CORPORATION, WITH RESPECT TO A PERCENTAGE OF THE SECURITIES OFFERED, CALCULATED BY DIVIDING (i) THE NUMBER OF SERIES A PREFERRED SHARES HELD BY SUCH HOLDER, BY
(ii) THE TOTAL NUMBER OF SERIES A PREFERRED SHARES OUTSTANDING. IN THE EVENT ANY HOLDER(S) SHALL ELECT NOT TO EXERCISE THE PREEMPTIVE RIGHTS AS PROVIDED HEREUNDER, THEN THE AGGREGATE SHARES OTHERWISE ENTITLED TO BE PURCHASED BY SUCH NON-PARTICIPATING HOLDERS (THE "NON-SUBSCRIBED SECURITIES") SHALL BE AVAILABLE FOR PURCHASE BY THE REMAINING SERIES A PREFERRED HOLDERS, WHO SHALL ACCORDINGLY RECEIVE NOTICE FROM THE CORPORATION OF SUCH AVAILABILITY WITHIN FIVE DAYS AFTER THE EXPIRATION OF THE RESPONSE PERIOD, IN THE PROPORTION THAT THE NUMBER OF EACH HOLDER'S SERIES A PREFERRED SHARES HELD BEARS TO THE TOTAL NUMBER OF SERIES A PREFERRED SHARES HELD BY ALL SUCH HOLDERS ELECTING TO EXERCISE PREEMPTIVE RIGHTS. THE PREEMPTIVE RIGHTS TO ACQUIRE THE NON-SUBSCRIBED SECURITIES SHALL EXPIRE UPON THE EXPIRATION OF THE WINDOW, AT WHICH TIME THE CORPORATION MAY ISSUE ANY AND ALL SECURITIES REGARDING WHICH THE SERIES A PREFERRED HOLDERS FAILED TO EXERCISE THEIR PREEMPTIVE RIGHTS HEREUNDER.


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 4

       SECTION 5.  LIQUIDATION PREFERENCE.

              (a) IN THE EVENT OF ANY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION (IN CONNECTION WITH THE BANKRUPTCY OR INSOLVENCY OF THE CORPORATION OR OTHERWISE), WHETHER VOLUNTARY OR INVOLUNTARY, BEFORE ANY PAYMENT OR DISTRIBUTION OF THE ASSETS OF THE CORPORATION (WHETHER CAPITAL OR SURPLUS) SHALL BE MADE TO OR SET APART FOR THE HOLDERS OF SHARES OF ANY JUNIOR SECURITIES, THE HOLDERS OF THE SHARES OF SERIES A PREFERRED SHALL BE ENTITLED TO RECEIVE AN AMOUNT PER SHARE EQUAL TO THE STATED VALUE PER SHARE HELD BY THEM.
TO THE EXTENT THE AVAILABLE ASSETS ARE INSUFFICIENT TO FULLY SATISFY SUCH AMOUNTS, THEN THE HOLDERS OF THE SERIES A PREFERRED SHALL SHARE RATABLY IN SUCH DISTRIBUTION IN THE PROPORTION THAT EACH HOLDER'S SHARES BEARS TO THE TOTAL NUMBER OF SHARES OF SERIES A PREFERRED OUTSTANDING. NO FURTHER PAYMENT ON ACCOUNT OF ANY SUCH LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION SHALL BE PAID TO THE HOLDERS OF THE SHARES OF SERIES A PREFERRED OR THE HOLDERS OF ANY PARITY SECURITIES UNLESS THERE SHALL BE PAID AT THE SAME TIME TO THE HOLDERS OF THE SHARES OF SERIES A PREFERRED AND THE HOLDERS OF ANY PARITY SECURITIES PROPORTIONATE AMOUNTS DETERMINED RATABLY IN PROPORTION TO THE FULL AMOUNTS TO WHICH THE HOLDERS OF ALL OUTSTANDING SHARES OF SERIES A PREFERRED AND THE HOLDERS OF ALL SUCH OUTSTANDING PARITY SECURITIES ARE RESPECTIVELY ENTITLED WITH RESPECT TO SUCH DISTRIBUTION. FOR PURPOSES OF THIS SECTION 5, NEITHER A CONSOLIDATION OR MERGER OF THE CORPORATION WITH ONE OR MORE PARTNERSHIPS, CORPORATIONS OR OTHER ENTITIES NOR A SALE, LEASE, EXCHANGE OR TRANSFER OF ALL OR ANY SUBSTANTIAL PART OF THE CORPORATION'S ASSETS FOR CASH, SECURITIES OR OTHER PROPERTY SHALL BE DEEMED TO BE A LIQUIDATION, DISSOLUTION OR WINDING-UP OF THE CORPORATION, WHETHER VOLUNTARY OR INVOLUNTARY.

              (b) AFTER PAYMENT OF THE FULL AMOUNT OF THE LIQUIDATION PREFERENCE TO WHICH THE HOLDERS OF SHARES OF SERIES A PREFERRED ARE ENTITLED, THE HOLDERS OF COMMON STOCK SHALL RECEIVE, TO THE EXTENT AVAILABLE THEREFOR, THE STATED VALUE ON ACCOUNT OF EACH SHARE OF COMMON STOCK HELD. TO THE EXTENT THE REMAINING AVAILABLE ASSETS ARE INSUFFICIENT TO FULLY SATISFY SUCH AMOUNTS, THEN THE HOLDERS OF COMMON STOCK SHALL SHARE RATABLY IN SUCH DISTRIBUTION IN THE PROPORTION THAT EACH HOLDER'S SHARES BEARS TO THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING.

              (c) AFTER THE PAYMENT OF THE FULL AMOUNT TO THE HOLDERS OF COMMON STOCK PURSUANT TO THE PRECEDING PARAGRAPH, ALL SHAREHOLDERS SHALL SHARE RATABLY IN THE DISTRIBUTION OF THE REMAINING AVAILABLE ASSETS OF THE CORPORATION IN THE PROPORTION THAT EACH HOLDER'S SHARES BEARS TO THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK OF THE CORPORATION OUTSTANDING.

              (d) WRITTEN NOTICE OF ANY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, STATING THE PAYMENT DATE OR DATES WHEN AND THE PLACE OR PLACES WHERE THE AMOUNTS DISTRIBUTABLE IN SUCH CIRCUMSTANCES SHALL BE PAYABLE, SHALL BE GIVEN BY FIRST CLASS MAIL, POSTAGE PREPAID, NOT LESS THAN FIFTEEN DAYS PRIOR TO ANY PAYMENT DATE STATED THEREIN, TO THE HOLDERS OF RECORD OF THE SHARES OF SERIES A PREFERRED AT THEIR RESPECTIVE ADDRESSES AS THE SAME SHALL APPEAR IN THE RECORDS OF THE CORPORATION.

       SECTION 6. OPTIONAL REDEMPTION BY THE CORPORATION. THE OUTSTANDING SHARES OF SERIES A PREFERRED ARE SUBJECT TO REDEMPTION IN ACCORDANCE WITH THE FOLLOWING PROVISIONS:


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 5

              (a) SUBJECT TO THE TERMS HEREOF, THE CORPORATION MAY AT ITS OPTION ELECT TO REDEEM ALL, BUT NOT LESS THAN ALL, OF THE OUTSTANDING SHARES OF SERIES A PREFERRED AFTER MAY 4, 2003.

              (b) THE REDEMPTION PRICE PER SHARE FOR SERIES A PREFERRED REDEEMED ON ANY OPTIONAL REDEMPTION DATE (THE "REDEMPTION PRICE") SHALL BE EQUAL TO THE GREATER OF (i) THE STATED VALUE PER SHARE OF THE SHARES TO BE REDEEMED, AND (ii) THE FAIR MARKET VALUE OF THE SERIES A PREFERRED AS MUTUALLY AGREED IN GOOD FAITH BY THE CORPORATION AND THE SERIES A PREFERRED HOLDERS. IF AFTER THE EXPIRATION OF TWENTY DAYS FOLLOWING THE NOTICE REQUIRED BY PARAGRAPH (c) OF THIS
SECTION 6, THE CORPORATION AND THE SERIES A PREFERRED HOLDERS FAIL TO AGREE REGARDING FAIR MARKET VALUE UNDER THIS PARAGRAPH, THE DISPUTE SHALL BE DETERMINED PURSUANT TO BINDING ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUBJECT TO SECTION 6(c) HEREOF, THE REDEMPTION PRICE SHALL BE PAID IN CASH FROM ANY SOURCE OF FUNDS LEGALLY AVAILABLE THEREFOR.

              (c) NOT LESS THAN THIRTY NOR MORE THAN SIXTY DAYS PRIOR TO THE DATE FIXED FOR ANY REDEMPTION OF ANY SHARES OF SERIES A PREFERRED, A NOTICE SPECIFYING THE TIME (THE "REDEMPTION DATE") AND PLACE OF SUCH REDEMPTION SHALL BE GIVEN BY FIRST CLASS MAIL, POSTAGE PREPAID, TO THE HOLDERS OF RECORD OF THE SHARES OF SERIES A PREFERRED TO BE REDEEMED AT THEIR RESPECTIVE ADDRESSES AS THE SAME SHALL APPEAR ON THE BOOKS OF THE CORPORATION (BUT NO FAILURE TO MAIL SUCH NOTICE OR ANY DEFECT THEREIN SHALL AFFECT THE VALIDITY OF THE PROCEEDINGS FOR REDEMPTION EXCEPT AS TO THE HOLDER TO WHOM THE CORPORATION HAS FAILED TO MAIL SUCH NOTICE OR EXCEPT AS TO THE HOLDER WHOSE NOTICE WAS DEFECTIVE), CALLING UPON EACH SUCH HOLDER OF RECORD TO SURRENDER TO THE CORPORATION ON THE REDEMPTION DATE AT THE PLACE DESIGNATED IN SUCH NOTICE SUCH HOLDER'S CERTIFICATE OR CERTIFICATES REPRESENTING THE THEN OUTSTANDING SHARES OF SERIES A PREFERRED HELD BY SUCH HOLDER. ON OR AFTER THE REDEMPTION DATE, EACH HOLDER OF SHARES OF SERIES A PREFERRED CALLED FOR REDEMPTION SHALL SURRENDER HIS CERTIFICATE OR CERTIFICATES FOR SUCH SHARES TO THE CORPORATION AT THE PLACE DESIGNATED IN THE REDEMPTION NOTICE AND SHALL THEREUPON BE ENTITLED TO RECEIVE PAYMENT OF THE REDEMPTION PRICE. FROM AND AFTER THE REDEMPTION DATE, UNLESS THERE SHALL HAVE BEEN A DEFAULT IN PAYMENT OF THE REDEMPTION PRICE, ALL RIGHTS OF THE HOLDERS OF SERIES A PREFERRED DESIGNATED FOR REDEMPTION (EXCEPT THE RIGHT TO RECEIVE THE REDEMPTION PRICE WITHOUT INTEREST UPON SURRENDER OF THEIR CERTIFICATE OR CERTIFICATES) SHALL CEASE WITH RESPECT TO SUCH SHARES, AND SUCH SHARES SHALL NOT THEREAFTER BE TRANSFERRED ON THE BOOKS OF THE CORPORATION OR BE DEEMED TO BE OUTSTANDING FOR ANY PURPOSE WHATSOEVER.

       SECTION 7. REDEMPTION AT OPTION OF HOLDER. AT ANY TIME AFTER NOVEMBER 7, 2000 AND PRIOR TO THE CONSUMMATION OF A QUALIFIED IPO OR QUALIFIED SALE, EACH HOLDER OF SHARES OF SERIES A PREFERRED SHALL HAVE THE OPTION TO REQUIRE THE CORPORATION TO REDEEM ALL OR PART OF SUCH HOLDERS' SHARES FOR CASH AT A REDEMPTION PRICE EQUAL TO THE STATED VALUE PER SHARE OF THE SHARES TO BE REDEEMED. TO EXERCISE SUCH OPTION, SUCH HOLDERS SHALL DELIVER THE CERTIFICATE OR CERTIFICATES REPRESENTING THE SHARES OF SERIES A PREFERRED TO BE REDEEMED PURSUANT TO THIS SECTION 7 TO THE CORPORATION AND A NOTICE OF THE ELECTION OF THE HOLDERS TO HAVE ALL OR PART OF SUCH HOLDERS' SHARES REDEEMED. UPON RECEIPT OF SUCH CERTIFICATE AND NOTICE, THE CORPORATION SHALL, SUBJECT TO ANY APPLICABLE RESTRICTIONS OF LAW OR REGULATIONS, PROMPTLY REDEEM THE SHARES FOR WHICH SUCH HOLDERS HAVE ELECTED TO BE REDEEMED AND PAY TO OR ON THE ORDER OF SUCH HOLDERS IN IMMEDIATELY AVAILABLE FUNDS THE FULL REDEMPTION PRICE FOR THE SHARES OF SERIES A PREFERRED TO BE SO REDEEMED. IN THE EVENT THE CORPORATION HAS INSUFFICIENT FUNDS (WHETHER BY LEGAL PROHIBITION OR OTHERWISE) TO REDEEM ALL


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 6

SHARES OF EACH HOLDER DELIVERING A NOTICE HEREUNDER, THEN THE CORPORATION SHALL USE THE MAXIMUM AMOUNT OF FUNDS AVAILABLE, AND THE NUMBER OF SHARES REDEEMED AND THE REDEMPTION PRICE THEREFOR SHALL BE ALLOCATED ACCORDING TO THE RELATIVE NUMBER OF SHARES SOUGHT TO BE REDEEMED BY EACH HOLDER AS COMPARED TO THE TOTAL NUMBER OF SHARES SOUGHT TO BE REDEEMED BY ALL SERIES A PREFERRED HOLDERS EXERCISING THEIR PUT OPTION HEREUNDER.

       SECTION 8. REACQUIRED SHARES. ANY SHARES OF SERIES A PREFERRED REPURCHASED, REDEEMED, CONVERTED OR OTHERWISE ACQUIRED BY THE CORPORATION SHALL BE RETIRED AND CANCELED PROMPTLY AFTER THE ACQUISITION THEREOF. ALL SUCH SHARES SHALL UPON THEIR CANCELLATION BECOME AUTHORIZED BUT UNISSUED SHARES OF PREFERRED STOCK, WITHOUT DESIGNATION AS TO SERIES, AND MAY THEREAFTER BE REISSUED.

       SECTION 9.  VOTING RIGHTS.

              (a) EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION 9 OR REQUIRED BY LAW OR ANY PROVISION OF THE ARTICLES OF INCORPORATION OF THE CORPORATION, THE HOLDERS OF THE SHARES OF SERIES A PREFERRED SHALL VOTE TOGETHER WITH THE SHARES OF COMMON STOCK AS A SINGLE CLASS AT ANY ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS OF THE CORPORATION, AND EACH HOLDER OF SHARES OF SERIES A PREFERRED SHALL BE ENTITLED TO ONE (1) VOTE FOR EACH SHARE OF SERIES A PREFERRED HELD BY SUCH HOLDER ON THE RECORD DATE FIXED FOR SUCH MEETING. IN THE EVENT THE CORPORATION SHALL AT ANY TIME AFTER THE ORIGINAL ISSUE DATE (i) SUBDIVIDE THE OUTSTANDING SHARES OF COMMON STOCK INTO A GREATER NUMBER OF SHARES OR (ii) COMBINE THE OUTSTANDING SHARES OF COMMON STOCK INTO A SMALLER NUMBER OF SHARES, THE NUMBER OF VOTES TO WHICH EACH SHARE OF SERIES A PREFERRED IS ENTITLED SHALL BE ADJUSTED PROPORTIONATELY SO THAT THE ADJUSTED NUMBER OF VOTES SHALL BEAR THE SAME RELATION TO THE NUMBER OF VOTES IN EFFECT IMMEDIATELY PRIOR TO SUCH EVENT AS THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO SUCH EVENT SHALL BEAR TO THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING IMMEDIATELY AFTER SUCH EVENT. SUCH ADJUSTMENT SHALL BECOME EFFECTIVE IMMEDIATELY AFTER THE EFFECTIVE DATE OF A SUBDIVISION OR COMBINATION.

              (b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS SECTION 9, UNTIL THE CONSUMMATION OF A QUALIFIED IPO OR QUALIFIED SALE:

                     (i) IN ANY ELECTION OF DIRECTORS OF THE CORPORATION AT ANY MEETING OF THE SHAREHOLDERS OR BY WRITTEN CONSENT OF THE SHAREHOLDERS OF THE CORPORATION, (1) THE HOLDERS OF SHARES OF SERIES A PREFERRED SHALL BE ENTITLED TO ELECT THE SMALLEST WHOLE NUMBER OF DIRECTORS NECESSARY TO REPRESENT AT LEAST TWO-SEVENTHS OF THE TOTAL MEMBERS OF THE BOARD OF DIRECTORS (THE "SERIES A DIRECTORS"), TO REMOVE FROM OFFICE SUCH DIRECTORS, AND TO FILL ANY VACANCY CAUSED BY THEIR RESIGNATION, DEATH OR REMOVAL FROM OFFICE, AND (2) THE REMAINING SHAREHOLDERS OF THE CORPORATION, VOTING AS A SINGLE CLASS, SHALL BE ENTITLED TO ELECT THE REMAINING MEMBERS OF THE BOARD OF DIRECTORS;

                     (ii) THE BOARD OF DIRECTORS MAY AT ANY TIME AND FROM TIME TO TIME, AND SHALL IN ANY EVENT PROMPTLY UPON THE REQUEST OF THE HOLDERS OF THE SERIES A PREFERRED, ESTABLISH A COMMITTEE OF THE BOARD OF DIRECTORS, WITH SUCH COMMITTEE BEING COMPRISED OF THE SERIES A DIRECTORS AND ONE (1) OTHER MEMBER OF THE BOARD OF DIRECTORS (THE "CEO COMMITTEE"); THE CEO COMMITTEE SHALL HAVE THE EXCLUSIVE


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 7

              RIGHT TO SELECT AND RECOMMEND CANDIDATES FOR THE OFFICE OF CHIEF EXECUTIVE OFFICER OF THE CORPORATION, WHICH OFFICER SHALL BE ELECTED, IF AT ALL, BY THE FULL BOARD OF DIRECTORS ONLY IF SUCH CANDIDATE WAS PRESENTED TO THE BOARD OF DIRECTORS BY THE CEO COMMITTEE; AND

                     (iii) IMMEDIATELY FOLLOWING AND UNTIL A COMPLETE CORRECTION OR CURE OF (1) THE CORPORATION HAVING FAILED TO MAKE ANY REQUIRED REDEMPTION PAYMENT TO A HOLDER OF SHARES OF SERIES A PREFERRED (REGARDLESS OF WHETHER SUCH PAYMENT IS LEGALLY PERMISSIBLE), OR (2) A BREACH BY THE CORPORATION OR THE BOARD OF DIRECTORS OF ANY PROVISION OF PARAGRAPH (c) OF THIS SECTION 9, EACH OF THE SERIES A DIRECTORS SHALL BE ENTITLED, WITH RESPECT TO ANY ACTION TAKEN BY THE BOARD OF DIRECTORS (WHETHER AT ANY REGULAR OR SPECIAL MEETING OR BY WRITTEN CONSENT), TO CAST ENOUGH VOTES THAT ARE SUFFICIENT TO CONSTITUTE A MAJORITY OF THE VOTES ENTITLED TO BE CAST BY THE ENTIRE BOARD OF DIRECTORS.

              (c) FOR SO LONG AS THE CORPORATION HAS NOT PROVIDED A CASH (WHETHER BY REDEMPTION, NEGOTIATED PURCHASE OR OTHERWISE) RETURN OF AT LEAST TWO-THIRDS OF THE AGGREGATE AMOUNT INVESTED BY THE SERIES A PREFERRED HOLDERS IN THE SERIES A PREFERRED ON THE ORIGINAL ISSUE DATE, AND BEFORE THE CONSUMMATION OF A QUALIFIED IPO OR QUALIFIED SALE, THE CORPORATION SHALL NOT, WITHOUT THE AFFIRMATIVE VOTE OR CONSENT OF THE HOLDERS OF A MAJORITY OF THE SHARES OF SERIES A PREFERRED VOTING TOGETHER AS A SEPARATE CLASS: (i) AUTHORIZE, CREATE OR ISSUE, OR INCREASE THE AUTHORIZED OR ISSUED AMOUNT OF, ANY CLASS OR SERIES OF STOCK OF SENIOR SECURITIES OR PARITY SECURITIES, OR ANY SECURITY CONVERTIBLE INTO OR EXCHANGEABLE FOR SENIOR SECURITIES OR PARITY SECURITIES (OTHER THAN IN CONNECTION WITH (1) STOCK OPTION PLANS IN WHICH EMPLOYEES, INDEPENDENT DIRECTORS, OR CONSULTANTS OF THE CORPORATION ARE ELIGIBLE TO PARTICIPATE, (2) EXERCISES OF RIGHTS, THAT ARE OUTSTANDING ON OR BEFORE THE ORIGINAL ISSUE DATE, TO ACQUIRE SHARES OF COMMON STOCK, OR (3) A QUALIFIED IPO OR QUALIFIED SALE) OR RECLASSIFY OR MODIFY ANY JUNIOR SECURITIES SO AS TO BECOME PARITY SECURITIES OR SENIOR SECURITIES; (ii) AMEND, REPEAL OR CHANGE ANY OF THE PROVISIONS OF THE ARTICLES OF INCORPORATION OF THE CORPORATION (INCLUDING THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED); (iii) AUTHORIZE OR TAKE ANY ACTION RESULTING IN THE MERGER, REORGANIZATION, CHANGE OF CONTROL, OR SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF THE CORPORATION (OTHER THAN A QUALIFIED
SALE); (iv) REDEEM, REPURCHASE OR OTHERWISE REACQUIRE ANY SHARES OF A CLASS OR SERIES OF JUNIOR SECURITIES OR PARITY SECURITIES (OTHER THAN REDEMPTIONS FROM EMPLOYEES OF THE CORPORATION IN CONNECTION WITH THEIR EMPLOYMENT TERMINATION);
(v) AUTHORIZE OR TAKE ANY ACTION RESULTING IN A TRANSACTION BETWEEN THE CORPORATION AND ONE OF ITS AFFILIATES (OTHER THAN A WHOLLY-OWNED SUBSIDIARY), UNLESS ON TERMS NO LESS FAVORABLE THAN WOULD HAVE BEEN AVAILABLE WITH EITHER A LESS THAN WHOLLY-OWNED SUBSIDIARY OF THE CORPORATION OR AN INDEPENDENT THIRD PARTY; (vi) INCREASE THE SIZE OF THE BOARD OF DIRECTORS; OR (vii) AUTHORIZE OR PROVIDE TO ANY EMPLOYEE, INDEPENDENT CONTRACTOR OR OTHER REPRESENTATIVE OF THE CORPORATION EITHER ANNUAL CASH COMPENSATION EXCEEDING, INDIVIDUALLY OR IN THE AGGREGATE TO ANY SINGLE PARTY, $250,000 OR A SEVERANCE BENEFIT EXCEEDING, INDIVIDUALLY OR IN THE AGGREGATE TO ANY SINGLE PARTY, $150,000.

       SECTION 10. CONVERSION RIGHTS. HOLDERS OF SHARES OF SERIES A PREFERRED SHALL HAVE THE RIGHT TO CONVERT ALL OR A PORTION OF SUCH SHARES INTO COMMON STOCK, AS FOLLOWS:


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 8

              (a) AT ANY TIME, EACH SHARE OF SERIES A PREFERRED SHALL BE CONVERTIBLE AT THE OPTION OF THE HOLDER THEREOF INTO FULLY PAID, NON-ASSESSABLE SHARES OF COMMON STOCK. MOREOVER, ALL OUTSTANDING SHARES OF SERIES A PREFERRED SHALL BE AUTOMATICALLY CONVERTED (i) UPON THE CLOSING OF A QUALIFIED IPO OR QUALIFIED SALE, OR (ii) UPON BOTH THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SERIES A SHARES, VOTING AS A SEPARATE CLASS, AND THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK, VOTING AS A SEPARATE CLASS. THE NUMBER OF SHARES OF COMMON STOCK DELIVERABLE UPON CONVERSION OF EACH SHARE OF SERIES A PREFERRED SHALL BE DETERMINED BY DIVIDING THE STATED VALUE OF SUCH SHARE OF SERIES A PREFERRED BY THE CONVERSION PRICE THEN IN EFFECT.

              (b) IN CASE AT ANY TIME THE CORPORATION SHALL (i) SUBDIVIDE THE OUTSTANDING SHARES OF COMMON STOCK INTO A GREATER NUMBER OF SHARES, OR (ii) COMBINE THE OUTSTANDING SHARES OF COMMON STOCK INTO A SMALLER NUMBER OF SHARES,
(iii) ISSUE ANY SHARES OF COMMON STOCK FOR A PRICE LESS THAN THE STATED VALUE,
(iv) SUBJECT TO PARAGRAPH (c) OF THIS SECTION, ISSUE ANY OPTION, WARRANT OR OTHER CONVERTIBLE SECURITY OR RIGHT TO SUBSCRIBE FOR OR PURCHASE CAPITAL STOCK OF THE CORPORATION AT A PRICE PER SHARE LESS THAN THE STATED VALUE, THEN THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR THERETO SHALL BE MULTIPLIED BY THE FRACTION OBTAINED:

              BY DIVIDING

              (X), WHICH IS THE NUMERATOR OBTAINED BY ADDING (A) THE TOTAL NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF SUCH ACTION BY THE CORPORATION, PLUS (B) THE NUMBER OF SHARES OF COMMON STOCK THAT COULD HAVE BEEN ACQUIRED WITH THE CONSIDERATION, IF ANY, RECEIVED OR DEEMED RECEIVED BY THE CORPORATION IN EXCHANGE FOR SUCH ACTION AT THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR THERETO,

              BY

              (Y), WHICH IS THE DENOMINATOR THAT EQUALS THE TOTAL NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK IMMEDIATELY AFTER SUCH EFFECTIVENESS.

SUCH ADJUSTMENT SHALL BECOME EFFECTIVE IMMEDIATELY AFTER THE EFFECTIVE DATE OF A SUBDIVISION, COMBINATION OR ISSUANCE; PROVIDED, HOWEVER, THAT NO ADJUSTMENT SHALL BE MADE TO THE CONVERSION PRICE ON ACCOUNT OF SECURITIES ISSUED BY THE CORPORATION IN CONNECTION WITH (i) STOCK OPTION PLANS IN WHICH EMPLOYEES, INDEPENDENT DIRECTORS, OR CONSULTANTS OF THE CORPORATION ARE ELIGIBLE TO PARTICIPATE, (ii) EXERCISES OF RIGHTS, THAT ARE OUTSTANDING ON OR BEFORE THE ORIGINAL ISSUE DATE, TO ACQUIRE SHARES OF COMMON STOCK, OR (iii) A QUALIFIED IPO OR QUALIFIED SALE. IN THE EVENT OF A CONSOLIDATION OR MERGER OF THE CORPORATION WITH OR INTO ANOTHER CORPORATION OR ENTITY AS A RESULT OF WHICH A GREATER OR LESSER NUMBER OF SHARES OF COMMON STOCK OF THE SURVIVING CORPORATION OR ENTITY ARE ISSUABLE TO HOLDERS OF CAPITAL STOCK OF THE CORPORATION IN RESPECT OF THE NUMBER OF SHARES OF ITS CAPITAL STOCK OUTSTANDING IMMEDIATELY PRIOR TO SUCH CONSOLIDATION OR MERGER, THEN THE CONVERSION PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH CONSOLIDATION OR MERGER SHALL BE ADJUSTED IN THE SAME MANNER AS THOUGH THERE WERE A SUBDIVISION OR COMBINATION OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION. THE CORPORATION SHALL NOT EFFECT ANY SUCH CONSOLIDATION, MERGER, OR SALE UNLESS


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 9

PRIOR TO OR SIMULTANEOUSLY WITH THE CONSUMMATION THEREOF THE SUCCESSOR CORPORATION OR ENTITY (IF OTHER THAN THE CORPORATION) RESULTING FROM SUCH CONSOLIDATION OR MERGER OR THE CORPORATION OR ENTITY PURCHASING SUCH ASSETS AND ANY OTHER CORPORATION OR ENTITY THE SHARES OF STOCK OR OTHER SECURITIES OR PROPERTY OF WHICH ARE RECEIVABLE THEREUPON BY THE HOLDER OF SERIES A PREFERRED SHALL EXPRESSLY ASSUME, BY WRITTEN INSTRUMENT EXECUTED AND DELIVERED (AND SATISFACTORY IN FORM) TO THE SERIES A PREFERRED HOLDERS, (i) THE OBLIGATION TO DELIVER TO SUCH HOLDERS SUCH STOCK OR OTHER SECURITIES OR PROPERTY AS, IN ACCORDANCE WITH THE FOREGOING PROVISIONS, SUCH HOLDERS MAY BE ENTITLED TO PURCHASE AND (ii) ALL OTHER OBLIGATIONS OF THE CORPORATION HEREUNDER.

              (c) IN CASE AT ANY TIME THE CORPORATION SHALL GRANT ANY RIGHTS TO SUBSCRIBE FOR OR PURCHASE, OR ANY OPTIONS FOR THE PURCHASE OF, SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR COMMON STOCK (SUCH RIGHTS AND OPTIONS BEING HEREIN CALLED "OPTIONS" AND SUCH CONVERTIBLE OR EXCHANGEABLE SECURITIES BEING HEREIN CALLED "CONVERTIBLE SECURITIES"), WHETHER OR NOT SUCH OPTIONS OR THE RIGHTS TO CONVERT OR EXCHANGE ANY SUCH CONVERTIBLE SECURITIES ARE IMMEDIATELY EXERCISABLE, AND THE PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE UPON THE EXERCISE OF SUCH OPTIONS OR UPON THE CONVERSION OR EXCHANGE OF SUCH CONVERTIBLE SECURITIES (DETERMINED BY DIVIDING (x) THE TOTAL AMOUNT, IF ANY, RECEIVED OR RECEIVABLE BY THE CORPORATION AS CONSIDERATION FOR THE GRANTING OF SUCH OPTIONS, PLUS THE MINIMUM AGGREGATE AMOUNT OF ADDITIONAL CONSIDERATION PAYABLE TO THE CORPORATION UPON THE EXERCISE OF SUCH OPTIONS, PLUS, IN THE CASE OF ANY SUCH OPTIONS WHICH RELATE TO CONVERTIBLE SECURITIES, THE MINIMUM AGGREGATE AMOUNT OF ADDITIONAL CONSIDERATION, IF ANY, PAYABLE TO THE CORPORATION UPON THE CONVERSION OR EXCHANGE OF SUCH CONVERTIBLE SECURITIES, BY (y) THE TOTAL MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH OPTIONS OR UPON THE CONVERSION OR EXCHANGE OF ALL SUCH CONVERTIBLE SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH OPTIONS) SHALL BE LESS THAN THE STATED VALUE IN EFFECT IMMEDIATELY PRIOR TO THE TIME OF THE GRANTING OF SUCH OPTIONS, THEN THE TOTAL MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF SUCH OPTIONS OR UPON THE CONVERSION OR EXCHANGE OF THE TOTAL MAXIMUM AMOUNT OF SUCH CONVERTIBLE SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH OPTIONS SHALL (AS OF THE DATE OF GRANTING OF SUCH OPTIONS) BE DEEMED TO BE OUTSTANDING AND TO HAVE BEEN ISSUED AND SOLD FOR SUCH PRICE PER SHARE (A "DEEMED ISSUANCE") AND THE PROVISIONS OF PARAGRAPH (b) HEREOF SHALL APPLY ACCORDINGLY. WITH RESPECT TO ANY DEEMED ISSUANCE, EFFECTIVE AS OF THE CLOSE OF BUSINESS ON THE FIRST BUSINESS DAY ON WHICH NO SHARE OF COMMON STOCK MAY THEREAFTER BE ISSUED UPON AN EXERCISE OF AN OPTION OR CONVERTIBLE SECURITY THAT IS INCLUDED IN SUCH DEEMED ISSUANCE (WHETHER BY REASON OF (a) THE EXPIRATION OR TERMINATION OF ANY RIGHT TO EXERCISE ANY OPTION OR CONVERTIBLE SECURITY INCLUDED IN SUCH DEEMED ISSUANCE AND THAT HAS NOT BEEN EXERCISED, OR (b) THE PURCHASE BY THE CORPORATION AND CANCELLATION OR RETIREMENT OF SOME OR ALL OPTIONS OR CONVERTIBLE SECURITIES INCLUDED IN SUCH DEEMED ISSUANCE THAT HAVE NOT BEEN EXERCISED), THE SHARES OF COMMON STOCK THEN ACQUIRABLE UPON CONVERSION BY THE SERIES A PREFERRED HOLDERS SHALL BE ADJUSTED
BY: (1) RECALCULATING THE INITIAL ADJUSTMENT OF THE CONVERSION PRICE THAT OCCURRED BY REASON OF SUCH DEEMED ISSUANCE, BASED ON THE SHARES OF COMMON STOCK ISSUED BY THE CORPORATION UPON EXERCISE OF ALL OPTIONS AND CONVERTIBLE SECURITIES INCLUDED IN SUCH DEEMED ISSUANCE (RATHER THAN THE NUMBER OF SHARES OF COMMON STOCK DEEMED OUTSTANDING IMMEDIATELY AFTER THE ISSUANCE OF THE OPTIONS AND CONVERTIBLE SECURITIES INCLUDED IN SUCH DEEMED ISSUANCE), AND (2) RECALCULATING EACH OTHER SUBSEQUENT ADJUSTMENT, IF ANY, THERETOFORE MADE TO THE CONVERSION PRICE ON ACCOUNT OF SUBSEQUENT ISSUANCES OF COMMON STOCK, BY UTILIZING THE CONVERSION PRICE AS INITIALLY ADJUSTED PURSUANT TO THE IMMEDIATELY FOREGOING CLAUSE (1)


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 10

AND INCLUDING IN THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING FOR SUCH PURPOSE ONLY THE SHARES OF COMMON STOCK ACTUALLY ISSUED AND OUTSTANDING.

              (d) IN THE EVENT THAT THE CORPORATION PROPOSES TO TAKE ANY ACTION SPECIFIED IN THIS SECTION WHICH REQUIRES ANY ADJUSTMENT OF THE CONVERSION PRICE, THEN AND IN EACH SUCH CASE THE CORPORATION SHALL AT LEAST THIRTY DAYS PRIOR TO ANY SUCH EVENT, AND WITHIN FIVE BUSINESS DAYS AFTER IT HAS KNOWLEDGE OF ANY SUCH PENDING TRANSACTION, PROVIDE TO THE SERIES A PREFERRED HOLDERS WRITTEN NOTICE OF THE DATE ON WHICH THE BOOKS OF THE CORPORATION SHALL CLOSE OR A RECORD SHALL BE TAKEN FOR SUCH DIVIDEND, DISTRIBUTION, OR SUBSCRIPTION RIGHTS OR FOR DETERMINING RIGHTS TO VOTE IN RESPECT OF ANY SUCH REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, SALE, DISSOLUTION, LIQUIDATION, WINDING-UP, OR TRANSACTION. SUCH NOTICE SHALL ALSO SPECIFY, AS APPLICABLE, THE DATE ON WHICH THE HOLDERS OF CAPITAL STOCK SHALL BE ENTITLED THERETO OR THE DATE ON WHICH THE HOLDERS OF CAPITAL STOCK SHALL BE ENTITLED TO EXCHANGE THEIR STOCK FOR SECURITIES OR OTHER PROPERTY DELIVERABLE UPON SUCH REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, SALE, DISSOLUTION, LIQUIDATION, WINDING-UP, OR TRANSACTION, AS THE CASE MAY BE. SUCH NOTICE SHALL ALSO STATE THAT THE ACTION IN QUESTION OR THE RECORD DATE IS SUBJECT TO THE EFFECTIVENESS OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR TO A FAVORABLE VOTE OF SECURITY HOLDERS, IF EITHER IS REQUIRED. FURTHERMORE, ANY NOTICE SHALL STATE THE CONVERSION PRICE RESULTING FROM SUCH ADJUSTMENT AND THE INCREASE OR DECREASE, IF ANY, IN THE NUMBER OF SHARES PURCHASABLE AT SUCH PRICE UPON EXERCISE, SETTING FORTH IN REASONABLE DETAIL THE METHOD OF CALCULATION AND THE FACTS UPON WHICH SUCH CALCULATION IS BASED.

              (e) THE CONVERSION OF ANY SHARE OF SERIES A PREFERRED MAY BE EFFECTED BY THE HOLDER THEREOF BY THE SURRENDER OF THE CERTIFICATE OR CERTIFICATES THEREFOR, DULY ENDORSED, AT THE PRINCIPAL OFFICES OF THE CORPORATION OR TO SUCH AGENT OR AGENTS OF THE CORPORATION AS MAY BE DESIGNATED BY THE BOARD OF DIRECTORS AND BY GIVING WRITTEN NOTICE TO THE CORPORATION THAT SUCH HOLDER ELECTS TO CONVERT THE SAME. IF ANY SHARES OF SERIES A PREFERRED ARE CALLED FOR REDEMPTION PURSUANT TO SECTION 6 HEREOF, SUCH RIGHT OF CONVERSION SHALL CEASE AND TERMINATE AS TO THE SHARES CALLED FOR REDEMPTION AT THE CLOSE OF BUSINESS ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE REDEMPTION DATE, UNLESS THE CORPORATION SHALL DEFAULT IN THE PAYMENT OF THE REDEMPTION PRICE, IN WHICH EVENT SUCH CONVERSION RIGHT SHALL REMAIN IN EFFECT UNTIL THE FULL PAYMENT OF THE REDEMPTION PRICE HAS BEEN MADE.

              (f) AS PROMPTLY AS PRACTICABLE AFTER THE SURRENDER OF SHARES OF SERIES A PREFERRED FOR CONVERSION, THE CORPORATION SHALL ISSUE AND DELIVER OR CAUSE TO BE ISSUED AND DELIVERED TO THE HOLDER OF SUCH SHARES CERTIFICATES REPRESENTING THE NUMBER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK INTO WHICH SUCH SHARES OF SERIES A PREFERRED HAVE BEEN CONVERTED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 10. SUBJECT TO THE FOLLOWING PROVISIONS OF THIS SECTION 10, SUCH CONVERSION SHALL BE DEEMED TO HAVE BEEN MADE AS OF THE CLOSE OF BUSINESS ON THE DATE ON WHICH THE SHARES OF SERIES A PREFERRED SHALL HAVE BEEN SURRENDERED FOR CONVERSION IN THE MANNER HEREIN PROVIDED, SO THAT THE RIGHTS OF THE HOLDER OF THE SHARES OF SERIES A PREFERRED SO SURRENDERED SHALL CEASE AT SUCH TIME, AND THE PERSON OR PERSONS ENTITLED TO RECEIVE THE SHARES OF COMMON STOCK UPON CONVERSION THEREOF SHALL BE TREATED FOR ALL PURPOSES AS HAVING BECOME THE RECORD HOLDER OR HOLDERS OF SUCH SHARES OF COMMON STOCK AT SUCH TIME; PROVIDED, HOWEVER, THAT ANY SUCH SURRENDER ON ANY DATE WHEN THE STOCK TRANSFER BOOKS OF THE CORPORATION ARE CLOSED SHALL BE DEEMED TO HAVE BEEN MADE, AND SHALL BE EFFECTIVE TO TERMINATE THE RIGHTS OF THE HOLDER OR HOLDERS OF THE SHARES OF SERIES


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 11

A PREFERRED SO SURRENDERED FOR CONVERSION AND TO CONSTITUTE THE PERSON OR PERSONS ENTITLED TO RECEIVE SUCH SHARES OF COMMON STOCK AS THE RECORD HOLDER OR HOLDERS THEREOF FOR ALL PURPOSES, AT THE OPENING OF BUSINESS ON THE NEXT SUCCEEDING DAY ON WHICH SUCH TRANSFER BOOKS ARE OPEN.

              (g) THE CORPORATION SHALL NOT BE REQUIRED TO ISSUE FRACTIONAL SHARES OF STOCK UPON THE CONVERSION OF THE SERIES A PREFERRED. AS TO ANY FINAL FRACTION OF A SHARE WHICH THE HOLDER OF ONE OR MORE SHARES OF SERIES A PREFERRED WOULD OTHERWISE BE ENTITLED TO RECEIVE UPON CONVERSION, THE CORPORATION SHALL, IN LIEU OF ISSUING ANY FRACTIONAL SHARE, PAY THE HOLDER OTHERWISE ENTITLED TO SUCH FRACTION A SUM IN CASH EQUAL TO THE SAME FRACTION OF THE CONVERSION PRICE ON THE DAY OF CONVERSION.

              (h) IN CASE THE CORPORATION SHALL BE A PARTY TO ANY TRANSACTION (INCLUDING WITHOUT LIMITATION, A MERGER, CONSOLIDATION, STATUTORY SHARE EXCHANGE, SALE OF ALL OR SUBSTANTIALLY ALL OF THE CORPORATION'S ASSETS OR RECAPITALIZATION OF THE COMMON STOCK), IN EACH CASE AS A RESULT OF WHICH SHARES OF COMMON STOCK SHALL BE CONVERTED INTO THE RIGHT TO RECEIVE STOCK, SECURITIES OR OTHER PROPERTY (INCLUDING CASH OR ANY COMBINATION THEREOF) (EACH OF THE FOREGOING TRANSACTIONS BEING REFERRED TO AS A "FUNDAMENTAL CHANGE TRANSACTION"), THEN THE SHARES OF SERIES A PREFERRED REMAINING OUTSTANDING WILL THEREAFTER NO LONGER BE SUBJECT TO CONVERSION WITH COMMON STOCK PURSUANT TO THIS SECTION 10, BUT INSTEAD EACH SHARE SHALL BE CONVERTIBLE INTO THE KIND AND AMOUNT OF STOCK AND OTHER SECURITIES AND PROPERTY RECEIVABLE (INCLUDING CASH) UPON THE CONSUMMATION OF SUCH FUNDAMENTAL CHANGE TRANSACTION BY A HOLDER OF THAT NUMBER OF SHARES OF COMMON STOCK INTO WHICH ONE SHARE OF SERIES A PREFERRED WAS CONVERTIBLE IMMEDIATELY PRIOR TO SUCH FUNDAMENTAL CHANGE TRANSACTION (INCLUDING AN IMMEDIATE ADJUSTMENT OF THE CONVERSION PRICE IF BY REASON OF OR IN CONNECTION WITH SUCH CONSOLIDATION, MERGER, OR SALE ANY SECURITIES ARE ISSUED OR EVENT OCCURS WHICH WOULD, UNDER THE TERMS HEREOF, REQUIRE AN ADJUSTMENT OF THE CONVERSION PRICE), ASSUMING SUCH HOLDER OF SERIES A PREFERRED HAS FAILED TO ELECT TO HAVE ALL OR A PART OF SUCH HOLDERS' SHARES REDEEMED PURSUANT TO SECTION 7 HEREOF. THE PROVISIONS OF THIS PARAGRAPH SHALL SIMILARLY APPLY TO SUCCESSIVE FUNDAMENTAL CHANGE TRANSACTIONS.

       SECTION 11.  RANKING.  THE COMMON STOCK SHALL BE JUNIOR SECURITIES.

       SECTION 12. RECORD HOLDERS. THE CORPORATION MAY DEEM AND TREAT THE RECORD HOLDER OF ANY SHARES OF SERIES A PREFERRED AS THE TRUE AND LAWFUL OWNER THEREOF FOR ALL PURPOSES, AND THE CORPORATION SHALL NOT BE AFFECTED BY ANY NOTICE TO THE CONTRARY.

       SECTION 13. NOTICE. EXCEPT AS MAY OTHERWISE BE PROVIDED BY LAW OR PROVIDED FOR HEREIN, ALL NOTICES REFERRED TO HEREIN SHALL BE IN WRITING, AND ALL NOTICES HEREUNDER SHALL BE DEEMED TO HAVE BEEN GIVEN UPON RECEIPT, IN THE CASE OF A NOTICE OF CONVERSION GIVEN TO THE CORPORATION AS CONTEMPLATED IN SECTION 10 HEREOF, OR, IN ALL OTHER CASES, UPON THE EARLIER OF RECEIPT OF SUCH NOTICE OR THREE BUSINESS DAYS AFTER THE MAILING OF SUCH NOTICES SENT BY REGISTERED MAIL (UNLESS FIRST-CLASS MAIL SHALL BE SPECIFICALLY PERMITTED FOR SUCH NOTICE UNDER THE TERMS HEREOF) WITH POSTAGE PREPAID, ADDRESSED: IF TO THE CORPORATION, TO ITS PRINCIPAL EXECUTIVE OFFICES (ATTENTION: CORPORATE SECRETARY) OR TO ANY AGENT OF THE CORPORATION DESIGNATED AS PERMITTED HEREBY; OR IF TO A HOLDER OF THE SERIES A PREFERRED, TO SUCH HOLDER AT THE ADDRESS OF SUCH HOLDER OF THE SERIES A PREFERRED AS LISTED IN THE STOCK RECORD BOOKS OF THE CORPORATION, OR TO SUCH OTHER ADDRESS AS THE CORPORATION OR HOLDER, AS THE CASE MAY BE, SHALL HAVE DESIGNATED BY NOTICE SIMILARLY GIVEN.


ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 12

       SECTION 14. SUCCESSORS AND TRANSFEREES. THE PROVISIONS APPLICABLE TO SHARES OF SERIES A PREFERRED SHALL BIND AND INURE TO THE BENEFIT OF AND BE ENFORCEABLE BY THE CORPORATION, THE RESPECTIVE SUCCESSORS TO THE CORPORATION, AND BY ANY RECORD HOLDER OF SHARES OF SERIES A PREFERRED.

                                    ARTICLE THREE

       The number of shares outstanding at the time of adoption of the amendments was 1,637,088 shares of common stock and 1,364,085 shares of Series A Convertible Preferred Stock, all of which were entitled to vote on the amendments.

                                     ARTICLE FOUR

       The holders of shares having not less than the minimum number of votes necessary to adopt the amendments at a meeting at which the holders of all shares entitled to vote on the amendments were present and voted have signed a consent in writing pursuant to Article 9.10 of the Act adopting said amendments and written notice required by Article 9.10 of the Act has been given.

       Dated the 10th day of March, 1999.

                                         FLASHNET COMMUNICATIONS, INC.



                                         By:   /s/ A. Lee Thurburn
                                            ------------------------------------
                                               A. Lee Thurburn, Chairman of the
                                               Board and Chief Executive Officer




ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
FLASHNET COMMUNICATIONS, INC.                                           Page 13